EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

Brazil

Autoliv do Brasil Ltda.

Canada

Autoliv Canada, Inc.

Autoliv Electronics Canada, Inc.

VOA Canada, Inc.

China

Autoliv (Beijing) Vehicle Safety Systems Co., Ltd. (51%)

Autoliv (Changchun) Vehicle Safety Systems Co., Ltd.

Autoliv (China) Electronics Co., Ltd.

Autoliv (China) Inflator Co., Ltd.

Autoliv (China) Steering Wheel Co., Ltd.

Autoliv (China) Automotive Safety Systems Co., Ltd.

Autoliv (Guangzhou) Vehicle Safety Systems Co., Ltd.

Autoliv (Nanjing) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Management Co., Ltd.

Autoliv (Shanghai) Vehicle Safety System Technical Center Co., Ltd.

Autoliv Shenda (Tai Cang) Automotive Safety Systems Co., Ltd. (60%)

Autoliv Shenda (Nanjing) Automotive Components Co., Ltd. (60%)

Autoliv (Jiangsu) Automotive Safety Components Co., Ltd.

Autoliv Asia Management (Shanghai) Co., Ltd.

Autoliv (Baoding) Vehicle Safety Systems Co., Ltd.

CXA – Autoliv (Baoding) Vehicle Safety Systems Co., Ltd. was organized in November 2015. the proper name for CXA is: Baoding Autoliv Automotive Safety Systems Co., Ltd. (registration date is Nov. 19 2015) (100% owned by Autoliv AB)

Estonia

AS Norma

France

Autoliv Electronics SAS

Autoliv France SNC

Autoliv Isodelta SAS

Livbag SAS

N.C.S. Pyrotechnie et Technologies SAS

OEA Europe SARL

Sociéte Franco Suédoise d’Investissement SAS

Germany

Autoliv Beteiligungsgesellschaft mbH

Autoliv BV & Co. KG

Autoliv Sicherheitstechnik GmbH

Hungary

Autoliv Kft.

India

Autoliv India Private Ltd.

Indonesia

P.T. Autoliv Indonesia

Italy

Autoliv Italia S.p.A.

Japan

Autoliv Japan Ltd.

Mexico

Autoliv Mexican Holdings S. de R.L. de C.V.

Autoliv Mexico East S.A. de C.V.

Autoliv Mexico S.A. de C.V.

Autoliv Safety Technology de Mexico S.A. de C.V.

Autoliv Steering Wheels Mexico S. de R.L. de C.V.

The Netherlands

Autoliv ASP B.V.

Autoliv Autosicherheitstechnik B.V.

Van Oerle Alberton B.V.

Philippines

Autoliv Cebu Safety Manufacturing, Inc.

Poland

Autoliv Poland Sp. z o.o.

Romania

Autoliv Romania S.R.L.

Russia

OOO Autoliv

ZAO Norma-Osvar

South Africa

Autoliv Southern Africa (Pty) Ltd

South Korea

Autoliv Corporation

Spain

Autoliv BKI S.A.U.

Autoliv KLE S.A.U.

Autosafety S.L.

Sweden

Autoliv AB

Autoliv Development AB

Autoliv East Europe AB

Autoliv Electronics AB

Autoliv Holding AB

Autoliv Sverige AB

Taiwan

Mei-An Autoliv Co., Ltd. (59%)

Thailand

Autoliv Thailand Ltd.

Tunisia

SWT1 SARL (transferred to ASW3 Nadhour)

SWT2 SARL (transferred to ASW3 Nadhour)

ASW3 SARL

SWTF SARL

Turkey

Autoliv Cankor Otomotiv Emniyet Sistemleri Sanayi Ve Ticaret A.S.

Autoliv Gebze Muhendislik Merkezi Ltd

(merged with ATR)(liquidated 16 Dec 2015)

United Kingdom

Airbags International Ltd

Autoliv Spring Dynamics Ltd

Autoliv U.K. Holding Ltd

USA

Aerotest Operations, Inc (California)

Autoliv ASP, Inc. (Indiana)

Autoliv Holding, Inc. (Delaware)

Autoliv Safety Technology, Inc (Delaware)

OEA, Inc. (Delaware)

All subsidiaries are wholly owned unless otherwise indicated.

The names of certain subsidiaries, which considered in the aggregate would not constitute a “significant subsidiary” as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.